                           STOCK PURCHASE AGREEMENT


                                     among


                           BATTERIES BATTERIES, INC.

                                   ("Buyer")



                      W.S. BATTERY & SALES COMPANY, INC.

                                    ("WSB")

                                      and

                                THE STOCKHOLDER

                                    OF WSB
                                ("Stockholder")




                 Dated January 3, 1997 as of December 31, 1996




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                               TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----
ARTICLE I-SALE AND PURCHASE OF STOCK .................................    2

         1.1.      Sale and Purchase of Stock.........................    2

ARTICLE II-PRICE AND TERMS............................................    2

         2.1.      Consideration......................................    2

         2.2.      Possible Repayment; Determination of the
                     Closing Combined Net Worth.......................    3

         2.3.      Closing............................................    3

ARTICLE III-REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.........    4

         3.1.      Organization and Qualification of WSB..............    4
         3.2.      Capitalization.....................................    5
         3.3.      Transfer and Title to the Shares...................    5
         3.4.      Authorization of Agreements; No Violations.........    5
         3.5.      Financial Statements...............................    7
         3.6.      Tangible Assets....................................    7
         3.7.      Intangible Assets..................................    7
         3.8.      Books and Records..................................    8
         3.9.      Accounts Receivable................................    8
         3.10.     Contracts and Commitments..........................   12
         3.11.     Liabilities........................................   13
         3.12.     Litigation.........................................   13
         3.13.     Permits, Licenses, Etc.............................   13
         3.14.     Taxes..............................................   14
         3.15.     Absence of Certain Changes or Events...............   14

         3.16.     Employee Benefit Plans; ERISA......................   16
         3.17.     Insurance..........................................   18
         3.18.     Compliance with Applicable Law.....................   18
         3.19.     No Consents........................................   19
         3.20.     Full Disclosure....................................   19

ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF BUYER....................   20

         4.1.      Organization and Qualification.....................   20
         4.2.      Authorization of Agreements........................   20
         4.3.      Authority to Buy...................................   20
         4.4.      No Consents........................................   20
         4.5.      No Violation.......................................   21
         4.6.      Litigation.........................................   21
         4.7.      Securities Law Disclosures.........................   21
         4.8.      Full Disclosure....................................   22

ARTICLE V-CERTAIN ADDITIONAL AGREEMENTS...............................   22

         5.1.      Retention of Trustee; Liquidation of Stockholder...   22
         5.2.      Transfer Taxes.....................................   22
         5.3.      Resignations.......................................   23

ARTICLE VI-REMEDIES...................................................   23

         6.1.      Survival of Representations and Warranties.........   23
         6.2.      Indemnification by the Stockholder.................   23
         6.3.      Indemnification by Buyer...........................   23
         6.4.      Claims for Indemnification.........................   24
         6.5.      Right to Defend....................................   25

         6.6.      Limitations........................................   25
         6.7.      Litigation; Remedies Cumulative....................   26

ARTICLE VII-MISCELLANEOUS.............................................   26

         7.1.      Expenses...........................................   26
         7.2.      Further Actions....................................   27
         7.3.      Commissions and Finders' Fees......................   27
         7.4.      Knowledge of WSB...................................   27
         7.5.      Injunctive Relief..................................   27
         7.6.      Further Assurances.................................   28
         7.7.      Reformation and Severability.......................   28
         7.8.      Entire Agreement; Modification.....................   28
         7.9.      Notices............................................   28
         7.10.     Waiver.............................................   29
         7.11.     Binding Effect; Assignment.........................   30
         7.12.     No Third-Party Beneficiaries.......................   30
         7.13.     Headings...........................................   30
         7.14.     Counterparts.......................................   30
         7.15.     Governing Law......................................   30

                           STOCK PURCHASE AGREEMENT

                   THIS AGREEMENT, dated January 3, 1997 as of December 31, 1996, by and among BATTERIES BATTERIES, INC., a Delaware corporation, c/o Founders Management Services, Inc., 200 Madison Avenue, New York, New York 10016 (the "Buyer"), W.S. BATTERY& SALES COMPANY , INC., an Illinois corporation with offices at 4071 Albany, McHenry, Illinois 60050 ("WSB") and WILLIAM S. SAPP AND DOLORES SAPP AS TRUSTEES OF W.S. BATTERY & SALES CO. INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST at the foregoing address in McHenry, Illinois, an Employee Stock Ownership Plan ("ESOP"), within the meaning of section 4975(e)(7) of the Internal Revenue Code, as amended, (hereinafter referred to as the "Stockholder").

                   WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding shares of the capital stock of WSB;

                   WHEREAS, WSB is engaged in the business of the assembly, packaging and wholesale and retail distribution of batteries (collectively, the "WSB Business"); and

                   WHEREAS, the Buyer desires to acquire the assets of WSB and the WSB Business through the acquisition of the outstanding shares of the capital stock of WSB and the Stockholder desires to effect the sale of the outstanding capital stock of the WSB to the Buyer.

                   WHEREAS, simultaneously with the execution and Closing hereof, the Buyer will be acquiring pursuant to a Stock Purchase Agreement (the "BN Stock Agreement") among Buyer, Battery Network, Inc. ("Battery Network") and Messrs. William Steven Sapp and James Sapp and Ms. Susan Grandt (collectively the "BN Stockholders"), all of the outstanding capital stock of Battery Network, Inc. ("Battery Network") into which Alexander Battery Co. East, Inc., Alexander Battery Co. South, Inc. and Alexander Battery Co. West, Inc. (collectively the "Merged Companies") were merged effective December 12, 1996 pursuant to an Agreement and Plan of Merger dated December 1, 1996, and Battery

Acquisition Corp. ("BAC"), a subsidiary of the Buyer will be acquiring substantially all of the assets of WSJ Enterprises Inc. ("Enterprises") pursuant to an Asset Purchase Agreement among Buyer, BAC, Enterprises, the BN Stockholders, William S. Sapp ("WS Senior") and Dolores Sapp (the "Enterprises Asset Agreement" and the foregoing named individuals along with the BN Stockholders are collectively hereafter referred to as the "Enterprises Stockholders").

                   NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereinafter set forth, the parties agree as follows:

                                   ARTICLE I
                          SALE AND PURCHASE OF STOCK

                   1.1. Sale and Purchase of Stock. Subject to all of the terms and conditions set forth in this Agreement the Stockholder is hereby selling and transferring and delivering to Buyer, at the Closing (as defined herein), and Buyer is hereby acquiring from the Stockholder, 500 shares of Common Stock constituting all and not less than all the outstanding shares of the Common Stock of WSB, no par value of WSB (the "Shares").

                                  ARTICLE II
                                PRICE AND TERMS

                   2.1. Consideration. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of WSB and the Stockholder contained herein, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Shares, Buyer shall deliver or cause to be delivered to the Stockholder in full payment to the Stockholder for the sale, conveyance, assignment, transfer and delivery of the Shares at the Closing $2,000,000 in the form of a wire transfer of federal funds to a bank account designated by the Stockholder at McHenry State Bank, McHenry, Illinois in the amount of $2,000,000; such payment to be subject to adjustment as provided in Section 2.2.

                   2.2. Possible Repayment. In the event the amount by which the Closing Combined Net Worth as determined pursuant to Section 2.2 of the BN Stock Agreement (the "Closing Combined Net Worth") is less than $8,000,000 (the "Deficiency") and such Deficiency exceeds the required payment , if any, under Section 2.2(b) of the BN Stock Agreement by the BN Stockholders and
Section 2.1(b) of the Enterprises Asset Agreement, the Stockholder shall promptly repay to the Buyer the amount of such excess in the form of a certified check in the amount of difference to the order of the Buyer.

                   2.3. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the time and at the offices of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, One Citicorp Center, 153 East 53rd Street, New York, New York at 10:00 a.m. on January 3, 1997 (the "Closing Date")."

                   (a) Deliveries by the Stockholder. At the Closing, the Stockholder shall deliver and shall cause to be delivered to Buyer (unless delivered previously) the following:

                           (1) the stock certificate evidencing the Shares,
                   duly endorsed or accompanied by a duly executed stock power or powers transferring the ownership to the Buyer;

                           (2) the written consents of third persons required
                   pursuant to Sections 3.10 and 3.11 other than leases of certain equipment specified on Schedule 3.11;

                           (3) the opinion of counsel in the form of Exhibit A
                   hereto;

                           (4) the resignations of the Directors provided in
                   Section 5.3; and

                           (5) all other previously undelivered documents,
                   instruments and writings required to be delivered by the WSB or the Stockholder to Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                   (b) Deliveries by Buyer. At the Closing, Buyer shall deliver to or on behalf of the Stockholder (unless delivered previously) the following:

                           (1) the wire transfer of funds referred to in
                   Section 2.1(a) hereof;

                           (2) the opinion of counsel in the form of Exhibit
                   A-1 hereto; and

                           (3) all other previously undelivered documents,
                   instruments and writings required to be delivered by Buyer to the Seller or the Stockholder at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                   To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholder and WSB jointly and severally represent and warrant to Buyer as follows:

                   3.1. Organization and Qualification of WSB. WSB is a corporation duly organized and validly existing under the laws of Illinois, the only jurisdiction where it owns property or conducts business except for jurisdictions in which the failure to do so would not in the aggregate adversely affect the combined financial condition (the "Combined Financial Condition") or combined results of operations (the "Combined Results of Operations") of Battery Network, WSB and Enterprises. WSB has the corporate power to own its assets and to conduct its business as it is presently being conducted. Copies of the Certificate of Incorporation and the By-Laws, each as amended to date, of WSB have been previously delivered to Buyer and are correct and complete. WSB does not own any equity interest in any other corporation.

                   3.2. Capitalization. The authorized capital stock of WSB consists of 500 shares of common stock, no par value, all of which are issued and outstanding; and there are no shares of the capital stock of WSB held in its treasury. The Shares are validly issued, fully paid and nonassessable and owned of record and beneficially by the Stockholder. Neither WSB nor the Stockholder has executed or granted any, and there is, no outstanding, option, warrant or other right or any agreement (other than this Agreement) of any kind providing for the purchase, or the right to purchase, issuance, sale or other disposition of any shares of capital stock or security convertible into or exchangeable for such shares of capital stock of WSB.

                   3.3. Transfer and Title to the Shares. The Shares are being sold to the Buyer free and clear of any outstanding liens or encumbrances. Upon delivery of the Shares to Buyer at the Closing, the Buyer will receive good and marketable title to the Shares, free and clear of any lien, pledge, option, contractual right, equitable right, charge or other encumbrances of any kind whatsoever.

                   3.4. Authorization of Agreements; No Violations.

                   (a) This Agreement has been, and the instruments and agreements contemplated herein, (collectively, the "Related Instruments") and other agreements and documents to be executed in connection with the closing of the transaction contemplated hereby (the "Closing Documents") will have been, at the Closing, duly executed and delivered by WSB and the Stockholder and constitute the valid and binding obligations of WSB and the Stockholder; and the Agreement, and each of the other Related Instruments and Closing Documents at the Closing will be, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except to the extent that the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                   (b) The execution and delivery and the performance of this Agreement, the Related Instruments and the Closing Documents do not, and will not, with or without the giving of notice and/or the passage of time:

                           (i) violate in any material respect any provision
                   of law applicable to WSB and the Stockholder or the corporate charter or By-Laws of WSB;

                           (ii) violate, conflict with, result in the breach
                   or termination of, any provision of, constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which WSB or the Stockholder is a party or by which WSB or a Stockholder or any material asset or property of WSB is or may be bound (the "Binding Agreements") or give any party other than the Stockholder or WSB the right to accelerate any material obligation thereunder, except where such violation, conflict, breach, default or termination would not have a materially adverse effect upon the WSB Business or the Combined Financial Condition or Combined Results of Operations the transferability or value of the Shares; or

                           (iii) result in the creation of any lien, charge or
                   encumbrance upon the Shares, or upon any of the properties or assets of WSB pursuant to any of the Binding Agreements. Neither such execution, delivery and performance nor compliance by WSB or the Stockholder with the terms and provisions hereof will violate any law or, with or without the giving of notice and/or the passage of time, conflict with or result in a breach of any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which WSB or the Stockholder is subject or by which any of the assets of WSB or the Shares may be bound.

                   3.5. Financial Statements. The Stockholder, along with the BN Stockholders, has caused to be delivered to Buyer: (i) the Combined Balance Sheet of Battery Network, and WSB and Enterprises as of September 30, 1996, December 31, 1995 and December 31, 1994 and their combined statements of income, cash flows and Stockholder's equity for the nine months ended September 30, 1996 and for each of the years ended December 31, 1995, and December 31, 1994 accompanied by the unqualified report of Deloitte & Touche, independent public accountants (collectively the "Audited Financial Statements"). The foregoing financial statements fairly present the Combined Financial Position of Battery Network, WSB and Enterprises as of September 30, 1996, December 31, 1995 and December 31, 1994 and the Combined Results of Operations of Battery Network, WSB and Enterprises for the nine months ended September 30, 1996 and the years ended December 31, 1995 and December 31, 1994. The Audited Financial Statements have been prepaid in conformity with GAAP, consistently applied. The Closing Combined Net Worth is at least $8,000,000.

                   3.6. Tangible Assets. WSB does not own any real property.
Schedule 3.6 hereto is a complete and correct list of each material item (a book value of at least $25,000) of tangible personal property (other than inventory) and fixtures of WSB, all of which were included on the September 30, 1996 Combined Balance Sheet, and all of which are currently used or useable in the conduct of the WSB Business and are in the aggregate in good condition and repair, reasonable wear and tear excepted.

                   3.7. Intangible Assets.

                   (a) Schedule 3.7 identifies all patents, trademarks, trade names, service marks, copyrights, registrations or applications with respect to any of the foregoing, renewals or assignments, and all rights in, to, or respecting such renewals and licenses or rights under the same presently owned, being used, or presently intended to be acquired (identified as such) by WSB (collectively referred to herein as the "Business Rights"). To the extent indicated in Schedule 3.7, the same have been duly registered in the offices indicated therein. There are no claims or demands of any other person, firm, corporation or entity of which WSB and the Stockholder is aware pertaining to any of such rights; and no proceedings have been instituted, are pending, or, to the knowledge of WSB and the Stockholder, are threatened, which challenge, oppose or threaten interference, cancellation, nullification or concurrent use with any of the Business Rights. To the knowledge of WSB and the Stockholder, none of the Business Rights infringed on or otherwise violate the rights of others or are being infringed on by others; and none are subject to any outstanding order, decree, judgment or stipulation. No licenses, sublicenses or agreements pertaining to any of the Business Rights are in effect, other than as set forth in Schedule 3.7. Neither WSB nor the Stockholder has been formally charged with infringement of any adversely-held Business Right with respect to WSB or any Business Right used in connection with the WSB Business.

                   (b) WSB owns and possesses all Business Rights which, to the knowledge of WSB and the Stockholder, are necessary for, and being used in the conduct of, or in connection with, the WSB Business as was conducted on September 30, 1996 and as is currently being conducted; all are in full force and effect and have not been amended or modified. Except as set forth in
Schedule 3.7, WSB has not sold, assigned, transferred, licensed, sublicensed or conveyed all or any interest in any of the Business Rights to any person, and has the right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Business Rights set forth on the Schedule.

                   3.8. Books and Records. The books and records of WSB have been maintained on a basis consistent with prior years and accurately reflect the basis for amounts set forth on the financial statements delivered pursuant to Section 3.5 and to be delivered pursuant to Section 2.2.

                   3.9. Inventory. All of the inventory of WSB included on the September 30, 1996 Combined Balance Sheet and the Closing Combined Balance Sheet is of a quality and quantity currently usable in the ordinary course of WSB Business. The present quality of all current and usable inventory of WSB, after giving effect to any inventory reserve established in accordance with GAAP, is at a level consistent with the past practice of WSB.

                   3.10. Contracts and Commitments.

                   (a) Except as set forth in Schedule 3.10 or Schedule 3.11, on the date of this Agreement:

                           (i) WSB is not a party to or bound by any
                   distribution agreement, sales representative agreement, dealer agreement, collective bargaining agreement, loan agreement, agreement guaranteeing the obligations of liabilities of others, construction or building modification agreement, or any other agreement, contract or commitment relating to its operation, condition (financial or otherwise), liabilities, assets, earnings, working capital or the prospects of the WSB Business and which provides for future payments or receipts for any consecutive twelve month period in an amount of at least $25,000 (or, with respect to purchase orders, $25,000);

                           (ii) The enforceability of the agreements,
                   contracts, commitments and licenses referred to in Schedule
                   3.7 or Schedule 3.10 will not be affected in any manner by the execution and delivery of this Agreement, the Related Instruments or the consummation of the transactions contemplated hereby, except for the need to obtain the consents and those consents set forth in Schedule 3.11, all of which consents have been obtained except for those consents indicated on the Schedule for certain leases of equipment;

                           (iii) No outstanding purchase contract or
                   commitment of WSB relates to any business other than the WSB Business, is materially in excess of the ordinary and usual requirements of such business at the time entered into or, to the knowledge of WSB and the Stockholder, was entered into at a price or prices materially in excess of the price paid or payable by WSB during the nine months ended September 30, 1996 or the year ended December 31, 1995, comparing where applicable prices paid or payable for similar quantities;

                           (iv) Neither WSB nor the Stockholder is a party to
                   or bound by any outstanding agreement, arrangement or contract relating to the WSB Business or the assets of WSB with any of the officers, employees, agents, consultants, advisors or salesmen of WSB or a trustee of the Stockholder that (A) is not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, except for those agreements set forth, along with their expiration dates, on Schedule 3.10, or (B) provides for the payment of any bonus or commission based on sales or earnings, other than the "Plans" listed on
                   Schedule 3.17 and as permitted under Section 3.16;

                           (v) WSB is not a party to or bound by any
                   employment agreement, consulting agreement or any other agreement which contains any severance or termination pay liabilities;

                           (vi) To the knowledge of WSB and the Stockholder,
                   WSB is not in default under or in violation in a material respect of, nor, is there any basis for any valid claim of default under or violation of, in a material respect, any contract, agreement or commitment made or obligation of WSB or relating to the WSB Business, including, but not limited to, any material distribution agreement, sales representative agreement or dealer agreement;

                           (vii) WSB does not have any (A) indebtedness for
                   borrowed money or the deferred purchase price for property, including guarantees of, or agreements to acquire, any such indebtedness of others, or (B) contracts, commitments or arrangements for the borrowing of money or for a line of credit; and

                           (viii) None of the Stockholder, any "Affiliate" of
                   the Stockholder (meaning any person controlling or controlled by Stockholder), WSB and any officer or director of WSB is a party to or bound by any agreement or arrangement for the sale of shares of WSB or (other than in the ordinary course of business and consistent with past practice) any of the assets or rights of WSB or of the Stockholder or for the grant of any preferential rights to purchase any of the assets or rights of WSB or of the Stockholder.

                   (b) With respect to each contract and agreement listed on
Schedule 3.10 attached hereto, except as set forth therein, (A) it is valid, binding and in full force and effect and is enforceable by WSB in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (B) to the knowledge of the Stockholder and WSB, neither WSB nor any other party thereto is in material breach of any obligation thereunder; and (C) there does not exist any material default under, or, to the knowledge of the Stockholder and WSB, any event or condition which, with the giving of notice or passage of time or both, would become a breach or default in any material respect under the terms of such contract or agreement on the part of WSB or on the part of any other party thereto.

                   (c) Since September 30, 1996, WSB has not written up the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs and write-ups in accordance with GAAP consistently applied; waived any rights of substantial value; or, to the knowledge of WSB and the Stockholder, omitted to do any act, or permitted any act or omission to act, which will cause a material breach of any contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made herein.

                   3.11. Leases. Schedule 3.11 attached hereto contains an accurate and complete list of all leases (including all amendments thereof and modifications thereto, the "Leases") pursuant to which WSB leases real property and leases providing for rentals of at least $10,000 per annum of personal property. None of the Leases relate to any property or equipment owned or leased by the Stockholder or an Affiliate. To the knowledge of WSB and the Stockholder, WSB is not in default in any material respect with respect to any of the Leases which would permit the lessor thereunder to terminate such Lease and no event or condition has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default in any material respect thereunder, which default would permit the lessor thereunder to terminate such Lease, increase any of the lessee's obligations or reduce the lessee's rights thereunder. All Leases are valid, binding and enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and are in full force and effect, and, except for the consents of lessors of personal property set forth in Schedule 3.11 which consents have been obtained (other than from certain lessors of personal property on the Schedule designated as lessors from whom no consent has been obtained), the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, will not require WSB or Buyer to procure the consent of any lessor in order for WSB to continue as lessee thereunder without any additional cost to or Buyer or WSB or a diminution of lessee's rights thereunder.

                   3.12. Liabilities. To the knowledge of WSB and Stockholder, WSB is not, except as set forth in Schedule 3.12, subject to any liabilities other than (i) those included in the September 30, 1996 Combined Balance Sheet; and (ii) accounts payable and accrued expenses which have arisen in the ordinary course of the WSB Business subsequent to September 30, 1996.

                   3.13. Litigation. Except as set forth on Schedule 3.13 attached hereto, there are no claims, actions, proceedings pending and, to the knowledge of WSB and the Stockholder, threatened, and to the knowledge of WSB and the Stockholder, there are no investigations or inquiries in progress, pending, threatened, against the Stockholder or WSB, that could adversely affect the Shares, WSB or its assets, or the transactions contemplated hereby; nor, to the knowledge of WSB and the Stockholder, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. As a result of either the lack of a valid basis for, or the availability of an appropriate defense to, any claims, actions, suits, proceedings, inquiries or investigations set forth in Schedule 3.13, none of such claims, actions, suits, proceedings, inquiries or investigations will have a material adverse effect on the WSB Business or the Combined Financial Condition or Combined Results of Operations. Neither Stockholder nor WSB is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had or reasonably may have a significant adverse effect on the WSB Business or the Combined Financial Condition or Combined Results of Operations or the ability of the Stockholder to effect the sale of the Shares hereunder.

                   3.14. Permits, Licenses, Etc . To the knowledge of WSB and the Stockholder, WSB does not require any permits, licenses, orders or approvals of governmental or administrative authorities (collectively the "Permits") to permit it to carry on the WSB Business as presently conducted (including, without limitation, those required under federal, state or local laws or regulations relating to pollution or protection of the environment) other than the Permits which they currently hold, all of which are described in Schedule 3.14. The conduct by WSB of the WSB Business through the Closing has not, and, to the knowledge of WSB and Stockholder, the continuation of such business by WSB under the control of Buyer after the Closing in the same manner as currently conducted will not, violate or infringe, and has not caused and, to the knowledge of WSB and the Stockholder, will not cause, a default in any material respect under any of the Permits or require WSB or the Buyer to obtain any additional Permits, and neither the Stockholder nor WSB has received any written notification of any threatened suspension or cancellation of any of the Permits which might be reasonably expected to have a material adverse effect on the WSB Business or the Combined Financial Condition or Results of Operations.

                   3.15. Taxes. WSB has: (i) filed all returns required to be filed with respect to all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (all the foregoing taxes, including interest and penalties thereon and including estimated taxes thereof, are hereinafter collectively referred to as "Taxes"), (ii) paid all Taxes required by law to be paid, and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received, except, with respect to all of the foregoing, to the extent that any claimed tax, fee, interest, assessment or penalty is not due or is being contested in good faith. No reserve is or will be required of WSB with respect to any Taxes relating to the income of WSB through the Closing. WSB has not received any notice of an examination having been made of WSB's federal income tax returns by the Internal Revenue Service at least since December 31, 1992. WSB has not agreed to extend the time of assessment or collection of Taxes and is not a party to any action or proceeding by any governmental authority for the determination, assessment or collection of any Taxes. There is no examination pending or, to the knowledge of WSB or the Stockholder, threatened by taxing authorities relating to the determination, assessment or collection of any Taxes from WSB.

                   3.16.   Absence of Certain Changes or Events.

                   (a)     Since September 30, 1996:

                           (i) WSB has not sold or suffered any material
                   adverse change or loss or termination of or breach or default of any of the Business Rights set forth or referred to on the Schedules to this Agreement and there has been no material adverse change, or, to the knowledge of WSB and the Stockholder, is any material adverse change threatened or anticipated, in the combined net sales of WSB and Battery Network and the Combined Financial Condition Combined Results of Operations from the amounts reflected on the September 30, 1996 Balance Sheet and the Combined Statement of Income for the nine months then ended or, to the knowledge of WSB and the Stockholder, in the prospects for the WSB Business, and WSB and the Stockholder do not know of any event which is or might reasonably be expected to have a material adverse effect on such combined net sales, Combined Financial Condition or Combined Results of Operations or prospects;

                           (ii) Neither WSB nor the Stockholder has permitted,
                   allowed or suffered any of its assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind; and WSB has not canceled any material indebtedness (individually or in the aggregate) owing to it or waived any claims or rights of substantial value; or sold, transferred or otherwise disposed of any of its property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice;

                           (iii) WSB has not paid, loaned or advanced any
                   amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or employees or those of Battery Network or Enterprises, or increased the compensation to its officers and employees at rates exceeding the rates of compensation paid during the nine months ended September 30, 1996;

                           (iv) WSB has not experienced any material labor
                   dispute or difficulty;

                           (v) WSB has not made capital expenditures or
                   commitments for additions to property, plant, equipment or for any other purpose which are more than Twenty-five Thousand Dollars ($25,000) in the aggregate; or suffered any casualty loss or losses with respect to its assets (whether or not insured against) which in the aggregate exceed Twenty-Five Thousand Dollars ($25,000).

                   3.17.   Employee Benefit Plans; ERISA.

                   (a) Except for the profit-sharing, medical, and health plans set forth on Schedule 3.17, WSB does not maintain, administer or otherwise contribute to any Employee Benefit Plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provision of ERISA and covers any employee, whether active or retired ("Employee Plans"). None of the Employee Plans set forth on Schedule
3.17 is a "multi-employer plan," as defined in Section 3(37) of ERISA, and WSB has not been obligated to make a contribution to any Employee Plan within the past five years on behalf of any employee. Except for those which will be terminated or canceled on or prior to the Closing. Other than the Stockholder which will be terminated within six months from the Closing, WSB does not maintain any form of current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, profit sharing, severance, stock option, stock appreciation right, separation pay, retirement, pension, salary continuation, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement for the benefit of any employee, whether active or retired, of any class or classes of its employees ("Benefit Arrangements"). Stockholder has provided or caused to be provided to Buyer (i) a copy of each Employee Plan and Benefit Arrangement, including the Stockholder, and of each of the documents (including trust agreements and other funding arrangements and summary plan descriptions) under which each such Employee Plan and Benefit Arrangement is operated; (ii) the most recent annual report, if any, required to be filed with the government or any agency thereof; (iii) with respect to any Employee Plans which are intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the Internal Revenue Service on the Plan's qualified status and a copy of the application for such letter; and (iv) a schedule showing either the annual cost or the current value of all benefits of each Employee Plan and Benefit Arrangement. With respect to all Employee Plans and Benefit Arrangements, WSB is in compliance in all material respects with the terms of each such plan or arrangement and, to the knowledge of WSB and the Stockholder, with the requirements prescribed by any and all Laws as defined in Section 3.19 currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. Since December 31, 1995, the Employee Plans and Benefit Arrangements have not been amended nor, except pursuant to their terms as in effect on December 31, 1995, have any payments or contributions been made under such Plans or Arrangements. Since December 31, 1995, WSB has not failed to make any contribution to, or pay any amount due and owing as required by applicable law or by the terms of, any Employee Plan or Benefit Arrangement. The obligations of WSB with respect to any Employee Plan and Benefit Arrangement is fully funded. There is no pending or, to the knowledge of WSB or the Stockholder, threatened legal action, proceeding or investigation against WSB or any Employee Plan or Benefit Arrangement, including the Stockholder, with respect to the employees of WSB, other than routine claims for benefits, which could result in liability to such plans or WSB. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of separation pay or otherwise) becoming due from WSB to any current or former consultant or employee of WSB or will result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former consultant or employee of WSB.

                   (b) The Stockholder has complied with all Laws, not limited to ERISA and the Code, and regulations thereunder, in connection with its administration and operation and the transactions contemplated by this Agreement except to the extent that any failure to comply will not result in any loss, liability, expense or claim against WSB, Buyer or any subsidiary of Buyer.

                   3.18. Insurance. WSB has had, for at least since December 31, 1992, and WSB now has, in full force and effect, insurance against fire, liability, and other claims set forth in Schedule 3.18 hereto in amounts and against such losses and risks as therein set forth. Policies for such insurance, as is shown on such Schedule are in effect on the date of this Agreement, are sufficient for compliance with all requirements of law and of all agreements with respect to the operation of WSB and the WSB Business and are valid, outstanding and binding policies and the coverage provided thereby with respect to any act or event occurring on or prior to the Closing will not in any way be affected by or terminate or lapse by reas n of this Agreement or the transactions contemplated by this Agreement.

                   3.19. Compliance with Applicable Law. Except as set forth in Schedule 3.19 attached hereto: (a) WSB and the Stockholder have, through the Closing, complied in all material respects with respect to its operations, practices, real property, plants, structures, machinery, equipment, vehicles and other property, and all other aspects of its business, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, orders, writs and injunctions of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, "Laws"), including, but not limited to, all Laws relating to the safe conduct of business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities, trademark and copyright to the extent that failures to comply in the aggregate have not and will not result in a loss, liability or expense to WSB, except where the failure or failures to comply would not have in the aggregate a materially adverse effect on the WSB Business or its prospects or the Combined Financial Condition or Combined Results of Operations; and (b) neither WSB nor the Stockholder has received notification which is currently outstanding or uncured of any asserted present or past failure to so comply. There has not been any storage, generation, manufacture, refinement, transportation, production, treatment or disposal of solid wastes, toxic wastes or hazardous wastes or substances by WSB or, to the knowledge of WSB and the Stockholder, at the real properties leased or owned by WSB in violation of any applicable Law or Permit or which would require significant remedial action under any applicable Law or Permit. There has never been any spill, discharge, leak, emission, injection, escape, dumping or any other release by WSB of any kind onto any real property into the environment surrounding such real properties of any solid wastes, toxic wastes or hazardous wastes or substances as such terms are defined under any law.

                   3.20. No Consents. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any distribution agreement, sales representative agreement, dealer agreement, or any other contract, agreement, instrument or lease to which WSB or the Stockholder is a party, is required for the execution, delivery or performance of this Agreement or any of the Related Instruments by WSB or the Stockholder, as applicable, or the consummation by such party or parties of the transactions contemplated hereby or thereby, except for those written consents set forth on Schedules 3.10 and 3.11, all of which have been obtained by WSB or the Stockholder, except as indicated on Schedule 3.11.

                   3.21. Full Disclosure. No representation or warranty of WSB and the Stockholder made in this Agreement, the Related Instruments or any written statement furnished to the Buyer pursuant hereto or the Related Instruments or Closing Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not materially misleading.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

                   To induce WSB and the Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to WSB and the Stockholder as follows:

                   4.1. Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                   4.2. Authorization of Agreements. This Agreement and the Closing Documents have been duly executed and delivered by Buyer and constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except to the extent that the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                   4.3. Authority to Buy. Buyer has all requisite corporate power and authority: (i) to execute, deliver and perform this Agreement, and
(ii) to carry out the transactions contemplated hereby and thereby. All necessary corporate proceedings of Buyer have been duly taken to authorize the execution and delivery of this Agreement by Buyer and the performance of the transactions contemplated hereby.

                   4.4. No Consents. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any agreement to which Buyer is a party, is required for the execution, delivery or performance by Buyer of this Agreement.

                   4.5. No Violation. The execution and delivery and performance of this Agreement and the Closing Documents do not, with or without the giving of notice and/or the passage of time, violate any provisions of law applicable to the Buyer or conflict with, result in the breach or termination of, any provision of, constitute a default under, or give any party, other than the Buyer, the right to accelerate any obligation under, the Buyer's certificate of incorporation, as amended or by-laws, as amended, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Buyer is a party. The execution, delivery and performance and compliance by the Buyer with the terms and provisions hereof do not and will not violate any provision of the General Corporation Law of Delaware or any other laws or, with or without the giving of notice and/or the passage of time, conflict with or result in a material breach of any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which the Buyer is subject or by which any of the assets of the Buyer may be bound.

                   4.6. Litigation. There are no claims, actions, proceedings, pending or in progress, or, to the knowledge of Buyer, threatened, and, to the knowledge of the Buyer, there are no investigations or inquiries in progress, pending, or threatened, against the Buyer, that could affect Buyer, or the transactions contemplated hereby; nor, to the knowledge of the Buyer, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation.

                   4.7. Securities Law Disclosures. Buyer has filed all forms, reports, statements, or other documents required to be filed by Buyer with the Securities and Exchange Commission ("SEC") and NASDAQ/ NMS, including, without limitation: (a) its Registration Statement or Form S-1 as declared effective by the SEC on April 8, 1996, (b) its Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996, June 30, 1996 and September 30, 1996, (c) all reports on Form 8-K and (d) all amendments and supplements to all such reports and registration statement (collectively, the "Buyer SEC Reports"). As of the respective filing dates, the Buyer SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act"), as applicable. The Buyer SEC Reports did not at the time they were filed contain any untrue statement of material fact, or omit to state a material fact required to be stated therein that was necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   4.8. Full Disclosure. No representation or warranty of Buyer made in this Agreement or any written statement furnished by the Buyer to WSB or the Stockholder pursuant hereto or the Closing Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE V
                         CERTAIN ADDITIONAL AGREEMENTS

                   5.1. Retention of Trustee; Liquidation of Stockholder. Buyer will not change or cause a change any of the trustees of the Stockholder for a period of not less than sixty days from the Closing. The Buyer agrees to cooperate with the Trustees of the Stockholder in their efforts to promptly distribute the assets (which shall consist solely of cash) and liquidate the Stockholder, including, inter alia, the execution and filing of appropriate forms as may be required by the Stockholder, the obtaining of an updated fair market valuation with respect to the participation of the Stockholder in the transaction contemplated by this Agreement, and the application for a favorable determination letter from the Internal Revenue Service regarding the termination of the Stockholder, provided however, that neither the Buyer nor any of its subsidiaries shall incur any liability, claim, expense or financial obligation in effecting such cooperation.

                   5.2. Transfer Taxes. Buyer shall pay all transfer taxes payable with respect to the transfer by the Stockholder to the Buyer of the Shares.

                   5.3. Resignations. Stockholder is hereby delivering to Buyer the resignations of all the Directors of WSB effective upon the Closing.

                                  ARTICLE VI
                                   REMEDIES

                   6.1. Survival of Representations and Warranties. The right of a party to maintain any proceeding or action against another party hereto based on a breach of a representation and warranty or default of a covenant in this Agreement or pursuant hereto made by any party shall survive the Closing for a period of two years except for (i) with respect to representations and warranties with respect to Taxes and under Section 3.17(b) which shall survive for the applicable statute of limitations and (ii) such right shall survive any investigation made at any time by or on behalf of any other party.

                   6.2. Indemnification by the Stockholder. Subject to Section 6.6, the Stockholder agrees to indemnify, defend and hold harmless Buyer and its controlling persons and controlled persons (including WSB), successors and assigns (hereinafter in this Article VI collectively referred to as Buyer unless the context otherwise indicates) from and against any and all claims, demands, losses, costs, obligations, liabilities, interest thereon, penalties and expenses, including reasonable attorneys' fees and expenses (all the foregoing being hereinafter sometimes collectively referred to as "Article VI Damages") occasioned by, arising out of or resulting from any breach or default of any of the representations and warranties of WSB or the Stockholder or of the covenants of WSB or the Stockholder in this Agreement, the Related Instruments or in any Exhibit or Schedule to, or any certificate, agreement or other instrument furnished pursuant to, this Agreement or the Related Instruments or any facts or circumstances constituting such a breach or default.

                   6.3. Indemnification by Buyer. Subject to Section 6.6, Buyer agrees to indemnify, defend and hold harmless the Stockholder and its respective successors and assigns from and against any and all Article VI Damages occasioned by, arising out of or resulting from any breach or default of any of the representations, warranties or covenants of Buyer contained in this Agreement or a Related Instrument or in any Exhibit or Schedule to, or any certificate, agreement or other instrument furnished pursuant to, this Agreement or a Related Instrument or any facts or circumstances constituting such breach or default.

                   6.4. Claims for Indemnification. A party seeking indemnification for Article VI Damages (the "Indemnified Party"), as a condition of asserting claims for indemnification, shall notify the other party (the "Indemnifying Party") in writing of any event, or of any facts, which, in its opinion, entitle or may entitle the Indemnified Party to indemnification under this Article VI. The notice from the Indemnified Party shall specify all facts then known to it relating to its claim for indemnification and the amount or estimated amount of the liability arising therefrom. The right of the Indemnified Party to indemnification and the amount or the estimated amount thereof, as set forth in the notice, shall be deemed agreed to by the Indemnifying Party unless, within 30 days after the mailing of such notice, the Indemnifying Party notifies the Indemnified Party in writing that it disputes the right of the Indemnified Party to indemnification as set forth or estimated in the notice or that the Indemnifying Party elects to defend, in the manner provided in Section 6.5 hereof, the claim giving rise to such indemnification right. If the Indemnified Party shall be duly notified that the Indemnifying Party disputes such claim as aforesaid, the parties shall endeavor to settle and compromise such dispute but no such settlement or compromise shall be effected without the consent of both. If unable to do any of the foregoing, such dispute as to indemnification shall be determined by appropriate litigation (which shall mean when the claim has been finally determined by a court or tribunal from which determination no appeal is or may be taken or when the defense thereto has been abandoned); and any right of an Indemnified Party to indemnification established by reason of such settlement, compromise, or litigation shall be promptly thereafter paid and satisfied by the Indemnifying Party.

                   6.5. Right to Defend. If the facts giving rise to indemnification shall involve any actual or threatened claim or demand by any other third party against an Indemnified Party, the Indemnified Party may upon written request require the Indemnifying Party, at the expense of the Indemnifying Party through counsel of its own choosing, to defend or prosecute such claim or demand in the name of the Indemnified Party, as the case may be, (without prejudice to the right of the Indemnified Party to participate through counsel of its own choosing at its own expense). The Indemnified Party shall cooperate in the defense or prosecution of said claim or demand, including providing the Indemnifying Party with access to such books and records of the Indemnified Party in the possession of the Indemnified Party, which shall be reasonably deemed by the Indemnifying Party to relate to said claim or demand, and shall be entitled to be reimbursed, as provided in Sections 6.2, 6.3 or 6.7, for all costs and expenses incurred by it in connection therewith. No settlement shall be effected by an Indemnified Party to which it may claim indemnification from an Indemnifying Party without the consent of the Indemnifying Party but such consent shall not be unreasonably withheld.

                   6.6. Limitations. Except for Article VI Damages arising with respect to Section 3.17(b) (hereafter referred to as "Unlimited Damages"), neither the Stockholder nor the Buyer, as the case may be, will be obligated to indemnify, defend or hold the other party harmless with respect to any Article VI Damages asserted by it until such damages exceed the sum of $50,000 in the aggregate (the "Threshold") and then indemnification shall be to the extent of all Article VI Damages, above the Threshold amount. In determining the Threshold, there should be included, with respect to the Stockholder's obligations hereunder, all damages under Article VII of the BN Stock Agreement (other than Unlimited Damages as defined in that agreement) and all damages under Article VII of the Enterprises Asset Agreement (other than Unlimited Damages as defined in that agreement), suffered by the Buyer (collectively, along with the Article VI Damages hereunder, other than Unlimited Damages, hereinafter referred to as the "Buyer's Aggregate Damages"). In no event shall the Buyer's Aggregate Damages for purposes of indemnification of the Buyer exceed a limit (the "Damages Limit") of $3,000,000 plus the shares of Common Stock of the Buyer and options to purchase shares of Common Stock of the Buyer issued to the BN Stockholders pursuant to the Battery Network Stock Agreement (such shares and options collectively referred to as the "Equity Portion of the Damages Limit"). The Stockholder agrees that payment of the Unlimited Damages shall be in cash and that the Buyer's Aggregate Damages shall be sought first from the BN Stockholders and then from Enterprises and the Enterprises Stockholders before Buyer requires payment from the Stockholder of Article VI Damages, with the cash payments of Buyer's Aggregate Damages pursuant to the BN Stock Agreement and the Enterprises Asset Agreement to be credited to the Buyer's Aggregate Damages. In no event shall Buyer require the Stockholder to make payment of the Equity Portion of the Damages Limit.

                   6.7. Litigation; Remedies Cumulative. In the event of litigation to enforce this Agreement or any provision thereof, the prevailing party, in addition to any other relief such party may be awarded, shall be entitled to recover its reasonable attorneys' fees, including those incurred with respect to any appellate proceeding. Except as herein expressly provided, all remedies provided in this Agreement, including, but not limited to, those pursuant to and Articles VI and VII, shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                                  ARTICLE VII
                                 MISCELLANEOUS

                   7.1. Expenses. Each party hereto shall pay its own expenses incidental to the negotiation, preparation and consummation of this Agreement, the Related Instruments and Closing Documents and all other agreements executed and delivered by it hereunder or in connection herewith and the transactions provided for herein and therein, including all fees and expenses of its or their respective counsel and accountants, except that the fees and expenses of Deloitte & Touche LLP for its services in auditing and reviewing the Audited Financial Statements of WSB, Battery Network and Enterprises provided pursuant to this Agreement shall be borne by Buyer.

                   7.2. Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                   7.3. Commissions and Finders' Fees. Except for the fee of Founders Management Services, Inc. ("Founders"), which shall be the sole responsibility of Buyer, each of the parties represents that it has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, which may be directly or indirectly asserted against the other parties. Buyer agrees to be fully responsible to pay all fees due to or claims of Founders and to indemnify and hold WSB and Stockholder harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising from claims of Founders for any fee or commission with respect to the transactions contemplated by this Agreement or pursuant to all outstanding agreements between Founders and Buyer.

                   7.4. Knowledge of WSB. The "knowledge of WSB" shall mean the knowledge of its directors and its executive officers and its employees with managerial responsibilities.

                   7.5. Injunctive Relief. The Buyer and the Stockholder acknowledge and agree that in view of the uniqueness of the Shares and the WSB Business, damages at law would be insufficient for breach of any of their respective covenants in this Agreement. Accordingly, the parties hereto agree that in the event of a breach or threatened breach of any provisions of this Agreement, the Buyer or the Stockholder, as appropriate, shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury without being required to provide any security or post any bond. Nothing herein shall be construed as prohibiting any party hereto from pursuing any remedies, including damages, for breach or threatened breach of this Agreement.

                   7.6. Further Assurances. Each party hereto shall, from time to time after the Closing, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

                   7.7. Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

                   (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                   (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                   7.8. Entire Agreement; Modification. This Agreement, the Related Instruments and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements and understandings between them (and all prior representations and warranties) concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

                   7.9. Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given (i) when mailed by registered or certified mail, return receipt requested, (ii) when telecopied, provided a copy of the notice is mailed by registered or certified mail, return receipt requested, within one business day following the date of the telecopied transmission, or (iii) when hand delivered to the party to whom it is to be given at the address of such party set forth below, as follows:

                   If to the Stockholder at its address set forth in the first paragraph of this Agreement:

with a copy to:

                   Berger, Newmark & Fenchel, P.C.
                   222 North La Salle Street
                   Suite 1900
                   Chicago, Illinois 60601-199
                   Attention:  Michael R. Wolfe, Esq.
                   FAX: (312) 782-6491

                   If to Buyer:

                   Batteries Batteries, Inc.
                   c/o Founders Equity, Inc.
                   200 Madison Avenue
                   New York, New York  10016
                   Attention:  Mr. Warren H. Haber
                               Chairman of the Board
                   FAX: (212) 953-0626

with a copy to:

                   Leo Silverstein, Esq.
                   Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC Citicorp Center, 56th Floor
                   153 East 53rd Street
                   New York, New York  10022
                   FAX: (212) 371-5500

                   If to WSB, c/o Buyer, with a copy to Leo Silverstein, Esq.

or at such other address as a party shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto.

                   7.10. Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                   7.11. Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of WSB, the Stockholder and the Buyer and their respective heirs, representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and any purported assignment without such consent shall be void, except that (A) the Buyer may assign this Agreement to any corporation in which it owns 100% of the outstanding shares of voting stock and agrees to be bound by the provisions of the Agreement, provided that Buyer guaranties the obligations of the assignee, and (B) the Buyer may collaterally assign its rights under this Agreement to IBJ Schroder Bank & Trust Company ("IBJ") as Agent and Lender under the Revolving Credit, Term Loan and Security Agreement among Buyer, WSB, subsidiaries of Buyer and IBJ as Agent and Lender.

                   7.12. No Third-Party Beneficiaries. Except for rights of Indemnified Parties under Article VI hereof, the rights of the parties under the Related Instruments or permitted assignees under Section 7.11, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                   7.13. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                   7.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   7.15. Governing Law. This Agreement and all amendments thereof shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within the state, without giving effect to the principles of conflict of laws which may be applied thereby. Service of process on Buyer, WSB and

Stockholder, as the case may be, in any action arising out of or relating to this Agreement shall be effective upon Buyer, WSB or the Stockholder, as the case may be, if mailed to the address listed in Section 7.9 hereof.

                   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                             BATTERIES BATTERIES, INC.

                             By:   /s/        John Teeger
                                ----------------------------------------



                             W. S. BATTERY & SALES COMPANY, INC.

                             By:   /s/        Dolores Sapp
                                ----------------------------------------
                                                         , President


                             W.S. BATTERY & SALES CO. INC.
                             EMPLOYEE STOCK OWNERSHIP
                             PLAN AND TRUST:

                                /s/        William S. Sapp
                             -------------------------------------------
                             William S. Sapp, Trustee


                                /s/          Dolores Sapp
                             -------------------------------------------
                             Dolores Sapp, Trustee

                                   EXHIBITS


         A         Opinion of Counsel to WSB and Stockholder

         A-1       Opinion of Buyer's Counsel

                                   SCHEDULES


Sections

3.6                  Tangible Assets

3.7                  Intangible Assets

3.8                  Books and Records

3.10                 Contracts and Commitments

3.11                 Leases

3.12                 Liabilities

3.13                 Litigation

3.14                 Permits, Licenses, Etc.

3.15                 Tax Examinations

3.17                 Employee Benefit Plans, ERISA

3.18                 Insurance

3.19                 Compliance with Applicable Law

                        STOCK PURCHASE AGREEMENT AMONG

                 BATTERIES BATTERIES, INC. BATTERY NETWORK, INC.

                       AND THE BATTERY NETWORK STOCKHOLDERS

                                 SCHEDULE 3.6


Tangible Assets: None

                                 SCHEDULES 3.7

Intangible Assets:

     Pending trademark "Absolute"
     Registered trademark - "Battery Network"

                                 SCHEDULE 3.10

Contracts and Commitments

A.  Manufacturer/Representative Agreements between Absolute Battery and:

     Berry Marketing, Inc. for Alaska, Washington, Western Oregon, Western Montana and Western Idaho, commencement 7/12/95

     Marketing Services of Kansas for Iowa, Nebraska, Missouri and Kansas, except Intelligent Electronics and Inacom, commencement 9/1/95

     New Horizons for Illinois and Wisconsin, commencement 2/23/95

     New Era Sales for Northern NJ and New York, commencement 5/17/95

     Silverman Sayer Services for Florida except Tech Data, commencement 2/7/95

     TCG, The Connection Group Inc. for Texas, Oklahoma, Louisiana, Arkansas except Daisytek and CompuCom, commencement 9/1/95

     Pioneer Marketing for New England, upstate New York, southern Connecticut state line to northern Maine west to New York except MacWarehouse, commencement 2/1/96

     Roy Brake & Associates for Colorado, Utah, Idaho, Wyoming and Montana, commencement 12/7/95 - Note says there is an Addendum adding Arizona, New Mexico and Southern Nevada

     Incremental Sales for Northern California, except Van Star, Momentum and MicorSystems, and Northern Nevada

B. Agreement Between Burlington Northern Railroad Company, the Atchison, Topeka and Santa Fe Railway and Battery Network made on September 1, 1996 through November

C. Distributor Agreements Between Battery Network, Inc., Absolute Battery Co. and the following distributors:

     Absolute Battery Canada, Inc./Battery Network Canada/Philipe Simard Ind. for the territory of Canada and Cuba

     Absolute Battery UK LTD/Battery Network Europe LTD./Martin Agar Ind. for the United Kingdom and the European Economic Community ("EEC")

                      SCHEDULE 3.10 CONTINUED...


D.  Summaries of McHenry Agreements with:

     Jim Lewis
     George Johnson
     Don Smith
     John Miller
     Bill Faris

E.  Summaries of New Jersey Agreements with:

     Tom Mazzante
     Sandro Lanni
     Ken Wilson
     Karen Wilson
     Pamco
     Mike Langella
     Greenshed Sales/Cary Martin
     Bryan Whitney
     Armondro Toral, Jr.
     Canada: Contract
     U.K.: Contract
     Marvin Mocskowicz

F.  Summaries of San Diego Verbal Sales Agreements with:

     Tim Jacubowski
     Dave Zeman
     PJH Sales and Marketing Inc. (Pat Huberty)
     Dennis Woods
     Don Ritchie

                        SCHEDULE 3.11

Lease Equipment:

         Telephone system in North Branch, New Jersey
         Commencement 6/6/94; term 60 months; monthly rental payment $1,022.30 Additional payment of $61.09 per month for 800 GS/LS Module

        One Yale Sit Down Electric Forklift

                        SCHEDULE 3.12

Liabilities -- None

                        SCHEDULE 3.13

Litigation:

Blenheim Group, USA, Inc. vs. Battery Network

                        SCHEDULE 3.14

Permits -- Licenses

               California -- Sellers Permit, California City of Escondido

               New Jersey -- Sales and Use Tax Recycling Permit

               Illinois -- Illinois Department of Revenue

               Washington -- Certificate of Coverage -- Master License

               License Agreement -- De Pew Engineering Inc.

                        SCHEDULE 3.17

Employee Benefit Plan:

    Alexander Battery Co. East, Inc. Specimen Profit Sharing Plan Adoption Agreement and Alexander Battery Co. East, Inc. Specimen Profit Sharing Plan & Trust

    Alexander Battery Co. West, Inc. Specimen Profit Sharing Plan & Trust

    Alexander Battery Co. South, Inc. Specimen Profit Sharing Plan Adoption Agreement and Alexander Battery Co. South, Inc. Specimen Profit Sharing Plan & Trust

    W.S. Battery & Sales Co., Inc. Employee Stock Ownership Plan and Trust and W.S. Battery & Sales Co., Inc. Specimen Money Purchase Pension Plan & Trust

    Battery Network, Inc. Specimen Profit Sharing Plan Adoption Agreement and Battery Network, Inc. Specimen Profit Sharing Plan & Trust

                       SCHEDULE 3.18


Insurance:

Insurance Company    Policy No.           State       Type of Insurance
-----------------    ----------           -----       -----------------
State Farm           93-95-5868-5         Illinois    Business & Liability
State Farm           98-07-3606-4         Washington  Business & Liability
State Farm           93-Mo-1343-1         IL, WA, NJ  Workers Comp. & Employers
                                                      Liability
Met Life             176866 EBPG          IL          Health/Life
Robt. Drier Co.      WN96-538430-05       CA          Workers Com. & Employers
                                                      Liability
Bankers Std. Co.     D2 61 19 479         CA          Commercial Property & General
                                                      Liability
Blue Shield CA       H82188               CA          HMO Health Plan
Private MedCare      8634                 CA          Group Dental Services
Sentry Ins.          44-66422-02-00-961               Commercial Property Liability and
                     44-66422-01          NJ          Umbrella Coverage
Met Life             k76892               NJ          Health/Life


                       SCHEDULE 3.19

Compliance with Applicable Law: None